Exhibit 10.2

AnnaMed Rights Transfer Agreement

This Rights Transfer Agreement (the “Agreement”) is made between Moleculin Biotech, Inc. (“MBI”), a Delaware Corporation, whose address is 1973 W Clay St, Houston, Texas 77019 and AnnaMed, Inc. (“AnnaMed”), a Delaware Corporation whose address is 1973 W Clay St, Houston, Texas 77019, on August 21, 2015 (“Effective Date”).

Recitals

WHEREAS, AnnaMed has the ownership rights to, and is the party responsible for, FDA IND Number 46869 (the “Annamycin IND”); and

WHEREAS, AnnaMed has data files relating to the development of Annamycin; and

WHEREAS, MBI wishes to begin development work on Annamycin;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and other valuable consideration, the sufficiency of which is hereby acknowledged, MBI and AnnaMed hereby agree as follows:

Transfer of IND

Subject to the other terms and conditions of this Agreement, AnnaMed hereby agrees to file such documents as may be required to effect the transfer of the Annamycin IND to MBI no later than September 30, 2015.

Transfer of Data

Upon the request of MBI, AnnaMed agrees to transfer any and all data it may have regarding the Annamycin IND and the development of Annamycin (collectively, the “Annamycin Information”). Specifically, AnnaMed,with the full consent of AnnaMed’s Board of Directors and stockholders, does hereby grant, set over, bargain, convey, assign, transfer and deliver to MBI, MBI’s successors and assigns, as of the Effective Date, all of AnnaMed’s right, title and interest in and to the Annamycin IND and the Annamycin Information, including, without limitation and with respect to all such intangible assets as are included therein, all trade secrets, know-how, confidential information, and all other intellectual property rights of AnnaMed in the Annamycin Information or Annamycin IND.

Issuance of MBI Shares

In exchange for the forgoing Transfer of IND and current and future transfers of the Annamycin Information, MBI agrees to issue to AnnaMed 1,431,000 shares (the “Shares”) of MBI Common Stock. AnnaMed shall take all actions reasonably necessary or desirable in connection with the consummation of any initial public offering of MBI as requested by MBI (including the execution of customary lock-up agreements on terms no less favorable than the terms relating to the directors and executive officers of MBI).

Expenses Relating to Transfers

MBI agrees to pay the reasonable costs incurred by AnnaMed to file with the FDA the request for transfer of IND and for the storage and/or transportation of data records.

Representations and Warranties of AnnaMed

AnnaMed hereby represents and warrants that it is the sole and rightful designee of the Annamycin IND and the sole and rightful owner of the Annamycin Information, that it has the legal right to transfer the Annamycin IND and the Annamycin Information and that it has filed reports required by the FDA in this regard with the exception of Annual Reports for 2012, 2013 and 2014.

AnnaMed further represents and warrants that no human testing of Annamycin has taken place and that it is not aware of any adverse events relating to Annamycin during the time it has been responsible for the IND.

AnnaMed further represents and warrants that it is an "accredited investor" as defined in Section 2(15) of the Securities Act of 1933, as amended and in Rule 501 promulgated thereunder. AnnaMed represents and warrants that it is acquiring the Shares for its own account for investment purposes and not with a view to or for sale in connection with the distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares.

AnnaMed acknowledges that there is no assurance that MBI will be able to successfully complete an initial public offering of its securities, and that the transfers pursuant to this Agreement are not contingent on the completion of an initial public offering or any other event.

Miscellaneous

This Agreement will bind and inure to the benefit of the administrators, subsidiaries, legal representatives, successors and permitted assigns of the parties hereto.

The interpretation of this Agreement shall be governed by the internal substantive laws of the State of Texas, without giving effect to the conflicts of laws principles thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent and only for the duration of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be considered original for all purposes, but all of which together shall constitute one and the same Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter herein and neither this Agreement nor any of its provisions may be changed, waived or terminated except as herein expressly provided, or in a written instrument signed by both of the parties hereto. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any other person or entity, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

MOLECULIN BIOTECH, INC.

By:	/s/ Louis Ploth

Louis Ploth, President & CFO

AnnaMed, Inc.

By:	/s/ Walter V. Klemp

Walter V. Klemp, Chairman & CEO and Sole Shareholder